Exhibit (h)

EXECUTION VERSION

3,500,000 Shares

MEDALLION FINANCIAL CORP.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

May 16, 2012

May 16, 2012

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

as representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Medallion Financial Corp., a corporation organized under the laws of the State of Delaware (the “Company”), is a non-diversified closed-end management investment company that has elected to be treated as a “business development company,” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 3,500,000 shares of its common stock, par value $0.01 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 525,000 shares of its common stock, par value $0.01 per share (the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common stock, par value $0.01 per share of the Company are hereinafter referred to as the “Common Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-178644), including a prospectus relating to the Shares. The registration statement, as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C of the Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.” The prospectus, filed with the Commission in accordance with Rule 497(c) of the Rules and Regulations in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement or any post-effective amendment to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Investment Company Act and the Securities Act are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Commission under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

For purposes of this Agreement, “Omitting Prospectus” means any advertisement used in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations (“Rule 482”) and “Time of Sale Prospectus” means the preliminary prospectus, dated May 15, 2012 and each Omitting Prospectus identified on Schedule II hereto as a Retail Omitting Prospectus and the pricing information set forth on Schedule III hereto, all considered together. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as of the date hereof that:

(a) The Company meets the requirements for the use of Form N-2 under the Acts. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company meets the requirements to use the shelf registration provisions of Rule 415(a)(1)(x) under the Securities Act as set forth in currently effective “no-action” letters of the Staff of the Commission and is in compliance with such requirements.

(b)(i) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

(d) Each subsidiary of the Company has been duly formed, is validly existing in good standing under the laws of the jurisdiction of its formation and in the case of Medallion Bank, is validly chartered as an industrial bank. Each subsidiary of the Company has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims except to the extent that the failure of the shares to be free and clear of all liens, encumbrances, equities, or claims would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) The Company is a non-diversified, closed-end management investment company under the Investment Company Act. No person is serving or acting as an officer or trustee of the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). No person is acting as an investment adviser (as such term is defined in the Investment Company Act and the Advisers Act) to the Company. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no trustee of the Company is an “interested person” of the Company or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

(f) The Company has duly elected to be treated by the Commission under the Investment Company Act as a “business development company” (the “BDC Election”), such election is in effect and the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act, and no order of suspension or revocation of such BDC Election has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission.

(g) Each of the Company and its subsidiaries are in compliance with all applicable laws administered by, and all rules and regulations of, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Utah Department of Financial Institutions, and any other federal or state bank regulatory authorities with jurisdiction over the Company or its subsidiaries (collectively, the “Bank Regulatory Authorities”), except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The deposit accounts of Medallion Bank, the Company’s wholly owned portfolio company, are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company or Medallion Bank, threatened. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board of director resolutions at the request of, any Bank Regulatory Authority which currently restricts the conduct of its business, or relates to its capital adequacy, its credit policies or its management, in each case that are applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally.

(h) Each of this Agreement and the Custodian Transfer Agency, Registrar and Dividend Disbursing Agency Agreement between American Stock Transfer & Trust LLC (the “Custodian and Transfer Agent”) and the Company (the “Custodian and Transfer Agent Agreement”) (this Agreement and the Custodian and Transfer Agent Agreement being referred to herein collectively as the “Fundamental Agreements”) has been duly authorized, executed and delivered by the Company and complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. The Company has adopted the Dividend Reinvestment Plan (the “Plan”). Each of the Custodian and Transfer Agent Agreement and the Plan is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i) None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, or (2) the issue and sale by the Company of the Shares as contemplated by this Agreement contravenes or will contravene (a) any provision of applicable law, (b) the certificate of incorporation and by-laws of the Company, (c) any agreement or other instrument binding upon the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic, except, in the case of clauses (a) and (c) above, for such contravention of an agreement or instrument that would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Company of its obligations under the Fundamental Agreements or the Plan, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares.

(j) The authorized capital stock of the Company conforms in all material respects to the description thereof contained under the heading

“Description of Our Capital Stock” in each of the Time of Sale Prospectus and the Prospectus, and the certificate of incorporation and by-laws of the Company, the Fundamental Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k) The certificate of incorporation, by-laws of the Company, the Plan and the Fundamental Agreements each comply in all material respects with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Company’s stockholders and Board of Directors have been obtained and are in full force and effect.

(l) The Custodian and Transfer Agent Agreement and the Plan are in full force and effect and neither the Company nor any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. Unless otherwise disclosed in the Time of Sale Prospectus, the Company and its subsidiaries is not currently in breach of, or in default under, any written agreement or instrument to which it or its property is bound or affected which is filed as an exhibit to the Registration Statement, except to the extent that such breach or default would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(m) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(n) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(o) The Shares and any Common Shares outstanding prior to the issuance of the Shares have been approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance. The Company has not received any notice or is not otherwise aware that the NASDAQ Global Select Market is contemplating terminating such listing. The Company’s Registration Statement on Form 8-A under the Exchange Act is effective.

(p) Each Omitting Prospectus, if any, (i) complies in all material respects with the requirements of Rule 482, (ii) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (iv) if required to be filed with FINRA under the rules and regulations of FINRA were provided to you or your counsel for filing. Except for the Omitting Prospectuses identified on Schedule II hereto, the Company has not prepared, used or referred to and will not, without your prior written consent, prepare, use or refer to any prospectus in reliance upon Rule 482.

(q) The Company and each of its subsidiaries that is intended to qualify as a regulated investment company (the “RIC Subsidiaries”) has qualified, and will qualify as a regulated investment company as defined in Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for tax year 2012. The Company expects that it and the RIC Subsidiaries will qualify as regulated investment companies as defined in Subchapter M of the Code for the foreseeable future. The Company will direct the investment of the proceeds of the offering to enable it and the RIC Subsidiaries to comply with the requirements for qualification and taxation as a regulated investment company under Subchapter M of the Code.

(r) The Company and each of its subsidiaries have filed all federal and material state, local and foreign tax returns and information returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no material tax deficiency has been determined adversely to the Company or any of its subsidiaries (nor does the Company or any of its subsidiaries have any notice or knowledge of any material tax deficiency).

(s) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Company which are material to the Company other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(t) There are no legal or governmental proceedings pending or to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u) The Company and its subsidiaries have all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(v) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any subsequent amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.

(w) The Consolidated Balance Sheets of each of the Company and its subsidiaries, and of Medallion Bank, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, and of Medallion Bank, respectively, as of the date indicated and such financial statements have been prepared in conformity with generally accepted accounting principles. WeiserMazars LLP, whose reports appear in the Time of Sale Prospectus and the Prospectus and who has certified the financial statements and supporting schedules, if any, of each of the Company and its subsidiaries, and of Medallion Bank, included in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.

(x) There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

(y) All advertisements authorized by the Company for use in the offering of the Shares complied and will comply with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA and there are no such advertisements other than (i) the Omitting Prospectuses identified in Schedule II hereto and (ii) any advertisement that complies with Rule 135a of the Rules and Regulations and that you have approved in writing.

(z) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(aa) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) The expense summary information set forth in the Time of Sale Prospectus and the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and attainable and comply in all material respects with the requirements of Form N-2.

(dd) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than (a) the dividend of $0.21 per share announced on May 2, 2012, to be paid on May 25, 2012 to shareholders of record on May 15, 2012, and (b) in the event this representation and warranty is made after the Closing Date, ordinary and customary dividends declared and payable after the Closing Date to the extent permitted by Section 7(m); and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ee) The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or acquire any of the foregoing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, and its subsidiaries, taken as a whole.

(ff) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, (in the case of a director, officer, employee, agent or representative, while serving in such capacity) has taken or will take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”), nor any director, officer or employee thereof, nor, to the knowledge of the Entity, any agent, affiliate or representative, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $10.72 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 525,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley & Co. LLC of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

The agreements contained in this paragraph shall not apply to (a) the Shares to be sold hereunder, (b) any Common Shares issued pursuant to the Plan, (c) the issuance of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (d) the grant or vesting of Common Shares or options to purchase Common Shares pursuant to any stock option plan, restricted stock plan or employee benefit plan in effect on the date hereof, or (e) the sale or issuance of or entry into an agreement to sell or issue Common Shares or securities convertible into or exercisable for Common Shares in connection with any mergers or acquisition of securities, businesses, property or other assets, provided, that the aggregate number of Common Shares or securities convertible into or exercisable for Common Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (e) shall not exceed 10% of the total number of the Company’s Common Shares issued and outstanding immediately following the completion of the transactions contemplated by the first paragraph of this Agreement; and provided further, that each recipient of Common Shares or securities convertible into or exercisable for Common Shares pursuant to this clause (e) shall execute a lock-up agreement substantially in the form of Exhibit C hereto.

3. Terms of Public Offering. The Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement, any post-effective amendments thereto, and this Agreement have become effective as in your judgment is advisable. The Shares are to be offered to the public initially at $10.72 a share (the “Public Offering Price”), and to certain dealers selected by you at a price that represents a concession not in excess of $0.6164 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on May 21, 2012 or at such other time on the same or such other date, not later than 10 business days after Closing Date, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June 29, 2012, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions. The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement, and any post-effective amendments shall have become effective not later than 10:00 A.M. (New York City time) on the date hereof.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, including the retention of an investment adviser (as such term is defined in the Investment Company Act and the Advisers Act) from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each officer signing and delivering such a certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Company shall have performed all of its obligations to be performed hereunder on or prior to the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, outside counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit A.

(e) The Underwriters shall have received on the Closing Date an opinion of Jones Waldo, outside Utah counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit B.

(f) The Underwriters shall have received on the Closing Date the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

With respect to Section 6(d) and (e) above, Willkie Farr & Gallagher LLP and Jones Waldo may each state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Willkie Farr & Gallagher LLP and Jones Waldo described in Section 6(d) and (e) above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from WeiserMazars LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Custodian, certifying that the Custodian and Transfer Agent Agreement is in full force and effect and is a valid and binding agreement of the Custodian.

(i) The lock-up agreements, each substantially in the form of Exhibit C hereto, between the Underwriters and the officers and directors of the Company delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) All filings, applications and proceedings taken by the Company in connection with the registration of the Shares under the Acts and the applicable Rules and Regulations shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

(k) No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a registered investment company under the Investment Company Act.

(l) The Shares shall have been duly authorized for listing on the NASDAQ Global Select Market, subject only to official notice of issuance thereof.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates and opinions of Willkie Farr & Gallagher LLP, Jones Waldo and Davis Polk & Wardwell LLP to the effect set forth above, except that such certificates and opinions shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants and agrees with each Underwriter as follows:

(a) To notify you immediately, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 7(h) below which in the judgment of the Company makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(b) To furnish to you, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Time of Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus.

(g) The Company will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Shares in violation of the Acts and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(h) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(i) To use its commercially reasonable efforts to comply and cause each of the RIC Subsidiaries to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company.

(j) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(k) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations, including Rule 158, of the Commission thereunder.

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares, (vi) all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(m) The Company will not declare or pay any dividend or other distribution on any of the Common Shares unless a holder of such Common Shares that was not a holder of record until the close of business on June 29, 2012 would be entitled to receive the full amount thereof.

8. Indemnity and Contribution. (a) (i) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Omitting Prospectus, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, directors, trustees (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Omitting Prospectus, road show, or Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Section 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York,

New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company, shall be delivered, mailed or sent to Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, NY 10022, Attention: Jeffrey Yin, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Cristopher Greer and James Silk.

[Signature Pages Follow]

Very truly yours,

MEDALLION FINANCIAL CORP.

By:	/s/ Andrew M. Murstein
Name: Andrew M. Murstein
Title: President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof Morgan Stanley & Co. LLC

Acting severally on behalf of itself and the

several Underwriters named in Schedule I

hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Kenneth Pott
Name: Kenneth Pott
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	2,012,500
Stifel, Nicolaus & Company, Incorporated	787,500
Sandler O’Neill & Partners, L.P.	700,000

Total:	3,500,000

SCHEDULE II

Omitting Prospectuses

Press release dated May 15, 2012 filed pursuant to 497(a)(1)

Press release dated May 16, 2012 filed pursuant to 497(a)(1)

SCHEDULE III

Pricing Information

1.	Price per Share to the Public: $10.72

2.	Number of Shares Sold: 3,500,000

3.	Number of Additional Shares: 525,000

EXHIBIT A

FORM OF WILLKIE FARR & GALLAGHER LLP OPINION

A-1

EXHIBIT B

FORM OF JONES WALDO OPINION

B-1

EXHIBIT C-I

LOCKUP

Lock-up Exhibit C-I to be executed by: Henry L. Aaron, Henry D. Jackson, Stanley Kreitman, Frederick A. Menowitz, David L. Rudnick, Lowell P. Weicker, Jr., Mario M. Cuomo, Alvin Murstein, Alvin Murstein Second Family Trust, Larry D. Hall, Michael J. Kowalsky, Brian S. O’Leary, Marie Russo and Jeffrey Yin

May 16, 2012

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Medallion Financial Corp., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 3,500,000 shares (the “Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or by will or intestacy, (b) transfers of shares of Common Stock or any security convertible into Common Stock to the undersigned’s immediate family or to a trust for the benefit of the undersigned or a member or members of the undersigned’s immediate family, (c) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to clause (a), (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) the receipt of shares of Common Stock upon the exercise of options, a vesting event, or the exercise of options to purchase the Company’s securities on a ‘cashless’ or ‘net exercise’ basis to cover tax withholdings obligations, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement and that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period, (e) transactions relating to shares of Common Stock or other securities acquired in open-market transactions after completion of the Public Offering provided that no public announcement, including any filing under Section 16(a) of the Exchange Act, shall be required or voluntarily made in connection with such sale, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period or provides notification to Morgan Stanley of any earnings release, or material news or a material event that may give rise to an extension of the initial 90-day Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall lapse and become null and void on the date that is the first to occur of: (i) the date on which the Company notifies the Underwriters in writing that it does not intend to proceed with the Public Offering, (ii) the date on which the Underwriting Agreement is terminated (excluding any provisions thereof that shall survive such termination), and (iii) the Underwriting Agreement has not been executed by the Company and the Underwriters by July 31, 2012.

Very truly yours,

(Name)

(Address)

EXHIBIT C-II

Exhibit Lock-up C-2 to be executed by Andrew Murstein and Andrew Murstein Family Trust

May 15, 2012

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Medallion Financial Corp., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 3,500,000 shares (the “Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or by will or intestacy, (b) transfers of shares of Common Stock or any security convertible into Common Stock to the undersigned’s immediate family or to a trust for the benefit of the undersigned or a member or members of the undersigned’s immediate family, (c) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to clause (a), (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) the receipt of shares of Common Stock upon the exercise of options, a vesting event, or the exercise of options to purchase the Company’s securities on a ‘cashless’ or ‘net exercise’ basis to cover tax withholdings obligations, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement and that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period, (e) transactions relating to shares of Common Stock or other securities acquired in open-market transactions after completion of the Public Offering provided that no public announcement, including any filing under Section 16(a) of the Exchange Act, shall be required or voluntarily made in connection with such sale, (f) if the undersigned is a trust, transfers of shares of Common Stock that have been pledged as of the date hereof pursuant to the terms of such pledge agreement, provided that any public announcement, including any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock, shall clearly indicate the purpose of such sale, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period or provides notification to Morgan Stanley of any earnings release, or material news or a material event that may give rise to an extension of the initial 90-day Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall lapse and become null and void on the date that is the first to occur of: (i) the date on which the Company notifies the Underwriters in writing that it does not intend to proceed with the Public Offering, (ii) the date on which the Underwriting Agreement is terminated (excluding any provisions thereof that shall survive such termination), and (iii) the Underwriting Agreement has not been executed by the Company and the Underwriters by July 31, 2012.

Very truly yours,

(Name)

(Address)